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                                                                Exhibit 10.1(k)

                             STOCKHOLDERS' AGREEMENT

            STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of September 25, 1996, by and among The Mentus Group, Inc., a Delaware corporation (the "Company"), each of 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, and 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership (collectively, the "Initial Investors"), Gerard Joyce and Thomas P. Pugliese and certain other holders of shares of the Company's Common Stock set forth on Schedule II hereto (collectively, the "Initial Shareholders").

            WHEREAS, the Company and the Initial Investors have entered into a certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which each of the Initial Investors, individually and not jointly, is purchasing from the Company, simultaneously with the execution and delivery of this Agreement on the date hereof, certain newly issued securities of the Company;

            WHEREAS, the Company's Board of Directors has determined that such purchase is in the Company's best interests, and each Initial Investor has concluded that such purchase is in its best interests;

            NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained, in order to induce the Initial Investors to enter into the Purchase Agreement and consummate the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Initial Shareholders and the Company agree with the Initial Investors as follows:

                                        I

                                   DEFINITIONS

            1.1. Defined Terms. For purposes of this Agreement, the following terms shall have the meanings indicated:

            Adjusted Net Income (Loss): For any period, the net income or net loss, as the case may be, of the Company and its Subsidiaries for such period from continuing operations as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any gain or loss attributable to the sale, conversion or other disposition of assets otherwise than in the ordinary course of business, (ii) any other extraordinary gain or loss, (iii) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iv) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (v) any foreign exchange gain or loss,
(vi) any other extraordinary or unusual items, (vii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (viii) all income of Persons accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions actually received by the Company or a Consolidated Subsidiary from any such Person, (ix) the net income (but not net loss) of any Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Company or to any Subsidiary intermediate between the Company and such Subsidiary, (x) any reversal of any liability of the Company or any Subsidiary accrued in conformity with purchase accounting in connection with any transaction and (xi) the noncash gains related to any cumulative effect of changes in accounting principles.
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            Affiliate: With respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For the purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings. For purposes of this Agreement, no Investor or group of Investors (whether or not affiliated with or otherwise related to each other and whether or not acting in concert with respect to any matter or matters) shall be deemed to be an Affiliate of the Company, any Stockholder or any of their respective Affiliates by reason of the ownership of any Covered Securities or other securities or by reason of the possession or exercise of the right to elect Directors of the Company or any other rights hereunder, under any other Transaction Document or otherwise. For purposes of this Agreement, neither the Company nor any Shareholder, nor any Affiliate of the Company or any Shareholder shall be deemed to be an Affiliate of any Investor.

      Agreement: This Stockholders' Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

      Annualized Operating Cash Flow: As of any date of determination, either
(i) if Operating Cash Flow for the most-recent full Fiscal Quarter ending on or prior to such date is positive, then the product of such Operating Cash Flow for such Fiscal Quarter multiplied by four (4) or (ii) if Operating Cash Flow for such Fiscal Quarter is not positive, then $1.00 (One Dollar).

      Audit Committee: As defined in Section 3.13.

      Beneficial Owner: A beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as interpreted by the Securities and Exchange Commission, including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership
(i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (ii) is not also then reportable on Schedule 13D under the Exchange Act. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

      Board of Directors: The board of directors of the Company.

      Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Company within the United States are located are not open for business.

      capital stock: "Capital stock" when used with respect to any corporation and whether or not capitalized, shall mean (unless the context otherwise indicates) any and all shares of capital stock of such corporation, including each class and series of common stock and preferred stock of such corporation, any and all stock appreciation rights and any and all equivalents of any of the foregoing, in each case regardless of how denominated and whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.


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      Capitalized Lease Obligation: With respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease of (or any other arrangement conveying the right to use) real or personal property that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof as determined in accordance with GAAP.

      Change in Control: The occurrence of any of the following:

            (i) any "person" (within the meaning of that term as used in the Rules under Section 13(d) and 14(d) of the Exchange Act, as interpreted by the Securities and Exchange Commission) other than any Investor or any Affiliate of any Investor or any group of persons acting in concert which includes any Investor or any Affiliate of any Investor and other than Thomas Pugliese and Gerard Joyce, who was not, on the date hereof, the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all then outstanding Voting Equity of the Company becomes (after such date) the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all outstanding Common Stock of the Company;

            (ii) for any reason (including death or disability), Gerard Joyce or Thomas Pugliese ceases to be the Beneficial Owners, directly or indirectly, of 80% or more of the shares of Common Stock beneficially owned by Gerard Joyce or Thomas Pugliese, respectively on the Closing Date (as appropriately adjusted for any subdivision, combination, reclassification, recapitalization, reorganization, merger or other change of or in the outstanding Common Stock).

For purposes of determining the percentage of the combined voting power of the outstanding Common Stock beneficially owned by any particular Person as of any time, any Common Stock not actually outstanding but which is deemed to be beneficially owned by a Person through the application of the definition of "Beneficial Owner" above in this Section 1.1 shall be deemed to be outstanding, but no Common Stock not actually outstanding but which is deemed to be beneficially owned by any other Person through the application of such definition shall not be deemed to be outstanding. For purposes of clause (ii) of this definition, Mr. Joyce or Mr. Pugliese, as the case may be, shall be deemed to continue to be the Beneficial Owner of shares of Common Stock transferred by him for estate planning purposes to his spouse or minor children or to a trust described in Section 664 of the Internal Revenue Code of 1986, as amended of which the income beneficiaries consist exclusively of one or more of him, his spouse and his minor children, so long as Mr. Joyce or Mr. Pugliese, as the case may be, continues to have the power to vote and dispose or direct the voting or disposition of such transferred shares.

      Combined: In respect of any specified accounting or financial item as of any time or for any period, such item determined, without duplication and after eliminating intercompany accounts and transactions, by combining (i) such item as determined for the Company as of such date or for such period with (ii) such item as determined for each Subsidiary as of such date or for such period.

      Combined Debt to Annualized Operating Cash Flow Ratio: As at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and its Subsidiaries on a Combined basis outstanding or deemed to be outstanding as at the date of determination to (ii) Annualized Operating Cash Flow as at such date. If any Debt is proposed to be incurred which requires a calculation of the Combined Debt to Annualized Operating Cash Flow Ratio, the amount of Debt proposed to be


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incurred will be deemed to be outstanding on the date of determination, and to the extent that the proceeds of the Debt proposed to be incurred is to be used to repay or retire other Debt actually outstanding, the amount of such Debt to be repaid or retired with the proceeds of such Debt proposed to be incurred will be presumed to have been repaid or retired on the date of determination.

      Commission: The Securities and Exchange Commission.

      Common Stock: The Common Stock, $0.01 par value per share, of the Company.

      Company: The Mentus Group, Inc., a Delaware corporation, and its successors.

      Compensation Committee: As defined in Section 3.13.

      Consolidation: The consolidation of the accounts of each of the Subsidiaries with those of the Company, if and to the extent that the accounts of each such Subsidiary would normally be consolidated with those of the Company in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

      Contingent Obligation: As applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt or other obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation or the effect of such Contingent Obligation is to provide assurance to the obligee of such Debt or other obligation that such Debt or other obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Debt or other obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of such Person include (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (ii) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) to (A) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (B) maintain the solvency, working capital, equity capital or other balance sheet item, level of income or financial condition or liquidity of another Person, (C) make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, or (D) purchase property, securities or services, if in the case of any agreement described under subclause (A), (B), (C) or (D) of this sentence the primary purpose, intent or effect thereof is as described in the immediately preceding sentence, and (iii) all obligations (contingent or otherwise) to purchase or otherwise acquire or assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in any of clauses (i) through (ix), inclusive, of the definition of "Debt". For purposes of this definition, the indemnification obligations of the Company under the Purchase Agreement and the other Transaction Documents shall not be considered Contingent Obligations of the Company. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person in good faith. If a Person holds any assessable capital stock in a corporation or assessable equity interest in any other Entity or is or might become otherwise obligated (absolutely or contingently) to make contributions to the capital of any Entity, then the term Contingent Obligations also shall include the maximum reasonably anticipated liability of such Person for assessments or capital contributions as determined by such Person in good faith.

      Contract: Any agreement, contract, commitment, indenture, lease, license, instrument, note, bond, security, agreement in principle, letter of intent, undertaking, promise, covenant, arrangement or


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understanding, whether written or oral.

      Control Change Transaction: Any Proposed Restricted Disposition which, if consummated, would or is reasonably likely to result in a Change in Control.

      Debt: With respect to any Person, whether recourse is to all or a portion of the property of such Person and whether or not matured, absolute or contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances, surety bonds, or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, in each case which are payable on customary terms and, are not overdue or which are being contested in good faith), (v) every Capitalized Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Equity of such Person at the time of determination plus accrued but unpaid dividends, (vii) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, (viii) every obligation of such Person under any conditional sale or title retention arrangement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender in the event of default are limited to repossession or sale of such property), (ix) every obligation of such Person or any other Person secured by any lien or encumbrance on any asset of such Person, (x) every Contingent Obligation of such Person and (xi) every obligation of the type referred to in clauses (i) through (x) of this sentence of any other Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.

      DGCL: The Delaware General Corporation Law.

      Director: Any individual who is a member of the Board of Directors of the Company.

      Disinterested Outside Director: Unless any such requirement is waived by the Majority Investors, an individual who satisfies each of the following requirements set forth in clauses (i), (ii) and (iii): (i) has either a significant financial investment in the Company or a significant strategic position or expertise relative to the business of the Company, (ii) is not (A) an officer or employee of the Company or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Company (except a director of a Subsidiary of the Company), (C) a relative of any Person described in subclause (ii)(A) or (ii)(B) or (C) a trustee of any trust or estate in which any Person described in subclause
(ii)(A), (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest and (iii) does not have any other relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director of the Company.

      Dispose of: With respect to any Common Stock, Right or other security, to directly or indirectly, voluntarily or involuntarily, (i) sell, assign, make a gift of, exchange, pledge, hypothecate, grant an option or other right for or otherwise transfer (whether by merger or otherwise), encumber or subject to any claim, lien, encumbrance or restriction any such Common Stock, Right or other security or any interest therein, (ii) grant any voting or other rights with respect to any such Common Stock, Right or other security or (iii) enter into any agreement or arrangement regarding the acquisition, holding, disposition or voting of any such Common Stock, Right or other security. The terms "Disposition", "Disposing of" and similar variants shall have correlative meanings. Without limiting the generality of the foregoing:


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            (i) in the case of any Common Stock or Rights held by a Shareholder which is an Entity, (A) any merger, consolidation, binding share exchange or similar transaction to which such Shareholder is a party and in which such Shareholder is not the surviving or continuing Entity shall be deemed to be a Disposition of all of such Common Stock and Rights; and (B) any issuance by such Shareholder of any shares of capital stock of or other equity interests in such Shareholder or any options, warrants, convertible securities or similar rights or securities with respect to any of the foregoing (including any such issuance in connection with any merger, consolidation, binding share exchange or similar transaction to which such Shareholder is a party and in which such Shareholder is the surviving or continuing Entity), or any Disposition by any Person who holds any capital stock of or other equity interests in such Shareholder of any such capital stock or other equity interests or of any options, warrants, convertible securities or similar rights with respect thereto, shall in each case be deemed to constitute a Disposition of (x) if the shares of capital stock or other equity interests issued or transferred confer upon any Person control of such Shareholder, all of the Common Stock and Rights held by such Shareholder or (y) in all other cases, a number of shares of Common Stock and Rights (the "Transferred Shares") held by such Shareholder (determined consistently with Section 1.5) equal to the product of the total number or amount of shares of Common Stock held by such Shareholder (determined consistently with Section 1.5) multiplied by the percentage of all outstanding assumed equity interests in such Shareholder (after giving effect to such issuance or Disposition of capital stock or other equity interests and the assumed exercise, exchange or conversion of all Rights, if any, included in such equity interests) represented by such equity interests issued or Disposed of (the "Transferred Equity Interests"), and, for purposes of Article II the aggregate consideration for all such Transferred Shares shall be deemed to be the product of (x) the percentage of the Fair Market Value of all such outstanding equity interests in such Shareholder represented by the Fair Market Value of all Common Stock held by such Shareholder (determined consistently with Section 1.5), multiplied by (y) the amount of consideration proposed to be paid for such Transferred Equity Interests (including, in the case of Rights, any additional consideration payable upon the exercise, exchange or conversion thereof);

            (ii) any redemption, purchase or other acquisition in any manner (whether or not for any consideration) by the Company or any Subsidiary of any Common Stock or Rights shall be deemed to be a Disposition of such Common Stock or Rights except to the extent that such redemption, purchase or other acquisition by the Company is of all holders of such Common Stock or all holders of Rights of such class; and

            (iii) if any Shareholder agrees to act in concert with one or more other Shareholders or other Persons for the purpose of acquiring, holding, voting or disposing of any Common Stock or Rights, and such Shareholder or any of its Affiliates or Related Parties receives, directly or indirectly, any form of consideration directly or indirectly attributable to such agreement, then such Shareholder shall be deemed to have Disposed of all Common Stock and Rights beneficially owned by him which are subject to such agreement.

Any Disposition or Proposed Disposition at any time by any Shareholder of any Right which is exercisable or exchangeable for or convertible into any Common Stock shall be deemed for all purposes of this Agreement to be a Disposition or Proposed Disposition of the maximum number of shares of Common Stock determined as of such time, which would be issuable or deliverable upon the exercise, exchange or conversion of such Right, whether or not such Right is then exercisable, exchangeable or convertible.


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      Electing Investors: As defined in Section 2.4(a).

      Employee Option: Any option to purchase Common Stock for cash which is granted by or with the approval of the Compensation Committee to any director, officer, employee or consultant of the Company or any subsidiary of the Company pursuant to either (i) the Company's 1993 Stock Option Plan or the Company's 1994 Stock Option Plan as in effect on the Closing Date or (ii) any other Option Plan adopted by the Company after the Closing Date with the prior approval of the Majority Investors, in each case as the same may be amended from time to time with the prior approval of the Majority Investors.

      Entity: Any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a Governmental Authority.

      Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and (unless the context otherwise requires) the rules and regulations promulgated thereunder.

      Exempt Transfer: (i) A sale of Common Stock by a Shareholder in accordance with Article II hereof, to any Initial Investor or any Affiliate of any Initial Investor, to the public pursuant to an effective registration statement under the Securities Act or in a transaction, consummated while Common Stock of that Class are registered under Section 12(b) or 12(g) of the Exchange Act, which satisfies the requirements of the first sentence of paragraph (f) of Rule 144 under the Securities Act (as such sentence and paragraph are in effect on the date hereof) and, if such transaction is a "brokers' transaction" referred to in such paragraph of Rule 144, also satisfies the requirements of paragraph (g) of Rule 144 under the Securities Act (as such paragraph is in effect on the date hereof) and (ii) a transfer by a Shareholder who is a natural person to (A) an Immediate Family Member or (B) a trust described in Section 664 of the Internal Revenue Code of 1986, as amended of which the income beneficiaries consist exclusively of one or more of such Shareholder and the Immediate Family Members of such Shareholder, provided that in the case of each transfer pursuant to subclause (ii)(A) or (ii)(B) such Disposition is made without consideration and the transferee, by written instrument reasonably satisfactory to the Investors, makes representations and warranties to the Investors equivalent to those set forth in Section 3.10, becomes a party to this Agreement as a "Shareholder" hereunder.

      Expiration Date: As defined in Section 2.5(b).

      Fair Market Value: With respect to any securities or property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. Fair Market Value, in the case of the Company, shall be determined on a going concern or liquidation basis, whichever yields the highest value. In determining the Fair Market Value of any shares of capital stock, there shall be no discount due to lack of liquidity of such shares because of the absence of a significant public market or due to the minority ownership position in the issuer represented by such shares, nor any premium due to the majority or control ownership position in the issuer represented by such shares.

      Fiscal Quarter: A fiscal quarter of the Corporation, which (unless and until the fiscal year of the Corporation is changed by the Board of Directors) shall be a three-month period ending on the last day of any March, June, September or December.

      FTC: As defined in Section 3.11.


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      GAAP: As of any date, generally accepted accounting principles in the
United States, consistently applied.

      Governmental Authority: Any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      Guarantee: Any Person means any direct or indirect obligation, contingent or other, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the Guarantee by any Person shall not include endorsement by such Person of negotiable instruments for collection or deposit in the ordinary course of business. The terms (whether or not capitalized) "guaranteed", "guaranteeing" and "guarantor" shall have correlative meanings.

      HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      HSR Report: As defined in Section 3.11.

      Immediate Family Member: With respect to any specified natural person, any other natural person related to such specified natural person by blood, marriage or adoption not more remote than first cousin.

      Incur: With respect to any Debt or other liability or obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable or obligated in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and the terms "incurrence", "incurred", "incurrable" and "incurring", whether or not capitalized, shall have meanings correlative to the foregoing). For purposes of clause (viii) of Section 3.8, Debt incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time it becomes a Subsidiary.

      Initial Investors: As defined in the introductory paragraph of this Agreement.

      Initial Shareholders: As defined in the introductory paragraph of this Agreement.

      Investors: Any and all of the following Persons, in each case for so long as such Person continues to own (i) for purposes of Section 3.8, any Series B Preferred Stock or (ii) for purposes of any other provision of this Agreement, any Common Stock or Rights to acquire any Common Stock:

            (i) Each Initial Investor;


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            (ii) any Qualified Institutional Investor who (A) at any time acquires any Series B Preferred Stock, Common Stock or any Rights to acquire Common Stock directly or indirectly from any Initial Investor or an Affiliate of an Initial Investor, (B) is designated by the transferor Investor, with the consent of a the Investor Representative, as an "Investor" in a written designation delivered to the Company and (C) by written instrument reasonably satisfactory to the Investor Representative and the Company, becomes a party to this Agreement as an "Investor" hereunder;

            (iii) any Affiliate of any Investor under clause (i) or (ii) who (A) at any time acquires any Series B Preferred Stock, Common Stock or any Rights to acquire Common Stock directly or indirectly from such Investor,
      (B) is designated by the transferor Investor, with the consent of a the Investor Representative, as an "Investor" in a written designation delivered to the Company and (C) by written instrument reasonably satisfactory to the Investor Representative and the Company, becomes a party to this Agreement as an "Investor" hereunder; and

            (iv) in the case of any Investor which is a corporation, partnership or other Entity, any stockholders, partners or other owners of such Entity (or any liquidating or similar trust for their benefit) to whom any Series B Preferred Stock, Common Stock or Rights to acquire Common Stock held by such Entity are distributed or transferred in connection with the liquidation, dissolution or winding up of such Entity or any other required distribution pursuant to the provisions of the organizational or other governing document of such Entity.

      Investor Representative: Any Investor designated by the Majority Investors as the representative of the Investors, collectively. The initial Investor Representative shall be 21st Century Communications Partners, L.P. The Majority Investors may, at any time by a written notice delivered to the Company, remove and replace the Person then serving as the Investor Representative, without the consent or approval of the Company or any Shareholder.

      Judgment: Any order, judgment, writ, decree, award or other determination, decision or ruling of any court, judge, justice or magistrate, any other Governmental Authority or any arbitrator.

      Junior Stock: (i) Each class or series of Common Stock, (ii) the Series A Preferred Stock of the Company, (iii) any other class or series of capital stock of the Company hereafter created, other than (A) any class or series of Parity Stock (except to the extent provided under clause (iv) of this sentence) and (B) any class or series of Senior Stock (except to the extent provided under clause
(iv) of this sentence), and (iv) any class or series of Parity Stock or Senior Stock to the extent that it ranks junior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iv) above, a class or series of Parity Stock or Senior Stock shall rank junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series.

      Majority Investors: For purposes of Section 3.8, as of any time, any Investor who holds, or Investors who hold in the aggregate, at least a majority of the Series B Preferred Stock then held by all Investors. For purposes of any other provision of this Agreement, as of any time, any Investor who holds, or Investors who hold in the aggregate, at least a majority of the Common Stock then held by all Investors (determined consistently with Section 1.5).

      Majority Shareholders: As of any time, any Shareholder who holds, or Shareholders who hold, in the aggregate, at least a majority of the Common Stock then held by all Shareholders (determined consistently with Section 1.5).

      Offer Consideration: As defined in Section 2.2.

      Offer Notice: As defined in Section 2.2.

      Offer Number: As defined in Section 2.2.

      Offered Shares: As defined in Section 2.2.

      Operating Cash Flow: For any Fiscal Quarter, (i) the Adjusted Net Income
(Loss) for such Fiscal Quarter plus all amounts deducted in calculating such Adjusted Net Income (Loss) for such Fiscal Quarter in respect of depreciation, amortization, interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Combined basis in accordance with GAAP and without duplication. For purposes of calculating Operating Cash Flow for the most-recent Fiscal Quarter ending at or prior to any date on which any Debt is incurred or proposed to be incurred which requires a calculation of the Combined Debt to Annualized Operating Cash Flow Ratio, (i) any Person that is a Subsidiary on such date (or would become a Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Subsidiary at all times during such Fiscal Quarter, (ii) any Person that is not a Subsidiary on such date (or would cease to be a Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Subsidiary at any time during such Fiscal Quarter, (ii) if the Company or any Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business or assets during or subsequent to such Fiscal Quarter, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such Fiscal Quarter.

      Other Purchase Agreements: The Stock Purchase Agreements, dated the date hereof, among the Company and certain purchasers of Series B Preferred Stock as the same may be amended from time to time in accordance with their respective terms.

      Parity Stock: (i) The Series B Preferred Stock and (ii) each class or series of capital stock of the Company, if any, hereafter created with the approval of the Investors and ranking on a parity basis with the Series B Preferred Stock as to any of dividends, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividends, rights of redemption or rights on liquidation with shares of Series B Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series B Preferred Stock if the holders of such stock shall be entitled to the receipt of dividends, amounts distributable upon dissolution, liquidation or winding up of the Company or redemption payments, as the case may be, in proportion to their respective dividend rates, liquidation prices or redemption prices, respectively, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock. No class or series of capital stock that ranks junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

      Per-Share Offer Consideration: As defined in Section 2.2.

      Person: Any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, Governmental Authority or other entity or legal person, whether acting in an individual, fiduciary or other capacity.

      Preemptive Rights Agreement: The Preemptive Rights Agreement dated the date hereof among the Company and certain stockholders of the Company as the same may be amended from time to time in accordance with its terms.

      Preferred Stock: The Series A Preferred Stock and the Series B Preferred Stock, as constituted on the date hereof and any capital stock into which such Preferred Stock may thereafter be changed, the capital stock of the Company of any other Class (regardless of how denominated) which is preferred as to the payments of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Company over capital stock of any other Class of the Company or which is subject or entitled (absolutely or contingently) to redemption and except where the context otherwise indicates, shares of preferred stock of any successor or acquiring corporation received by or distributed to the holders of capital stock of the Company in the circumstances contemplated by Section 7.4 of the Registration Rights Agreement.

      Proposed Restricted Disposition: As defined in Section 2.2.

      Prospective Purchaser: As defined in Section 2.2.

      Purchase Agreement: The Stock Purchase Agreement dated as of the date hereof, among the Company and the Initial Investors, as the same may be amended from time to time in accordance with its terms.

      Purchase Notice: As defined in Section 2.5(b).

      Qualified Institutional Investor: Any Person described in paragraph (a)(1) of Rule 501 under Regulation D promulgated under the Securities Act, as in effect on the date such Qualified Institutional Investor acquires any Covered Securities or any Affiliate of any such Person.

      Qualified IPO: Either (i) the consummation of an initial public offering of the Company's Common Stock generating proceeds of at least $20 million on a pre-money equity valuation of at least $308 per share of Common Stock (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Company, the record date for which occurs after the Closing Date) or (ii) the date (A) the Common Stock is registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended or traded in an over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc., (B) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in over-the counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc. (C) the average daily trading volume of shares of the Common Stock reported by such exchange or quotation systems for the period of 5 consecutive trading days prior to such date of closing has exceeded, .7% of the number of shares of Common Stock actually issued and outstanding on such date and (D) the average closing price for the period of 20 consecutive trading days before such date is at least $308 per share (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the outstanding Common Stock, the record date for which occurs after the Closing Date).

      Registration Rights Agreement: The Registration Rights Agreement dated as of the date hereof, among the Company, the Initial Investors and certain other parties, as the same may be amended from time to time in accordance with its terms.

      Related Contract or Transaction: As defined in Section 2.2.

      Related Party: With respect to any Person, (i) any Entity (other than the Company or a Subsidiary) of which such Person is a Director, officer, partner, manager or other member of management, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of equity interests, and (ii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity. If such Person is a natural person, such Person's "Related Parties" shall also include such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children and any Entity (other than the Company or a Subsidiary), trust or estate with which any such relative of such Person has any relationship specified in clause (i) or (ii) of the first sentence of this definition.

      Requirement of Law: With respect to any Person, all federal, state and local laws, rules, regulations, Judgments, injunctions, standards, codes, limitations, restrictions, conditions, prohibitions, notices, demands or other requirements or determinations of a court or other Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its assets or any business conducted by it is subject.

      Restricted Disposition: Any Disposition by any Shareholder, other than an Exempt Transfer.

      Restricted Person: (i) Any beneficial owner of 5% or more of any class or series of equity interests in the Corporation, (ii) any Affiliate of the Company other than a Wholly Owned Subsidiary, (iii) any director or officer of the Company or any Subsidiary, (iv) any beneficial owner of 5% or more of any class or series of equity interests in any Subsidiary and any director, officer or Affiliate of any such owner, and (iv) any Related Party of any Person covered by clause (i), (ii), (iii) or (iv) of this sentence; provided that in no event shall any of the following Person be deemed to be a "Restricted Person": (x) any Investor, any Affiliate or Related Party of any Investor or any Related Party of any Affiliate of any Investor or (y) any Series B Director.

      Rights: Any options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

      Securities Act: The Securities Act of 1933, as amended from time to time, or any successor statute, and (unless the context otherwise requires) the rules and regulations promulgated thereunder.

      Selling Stockholder: As defined in Section 2.2.

      Senior Stock: Each class or series of capital stock of the Company, if any, hereafter created with the approval of the Investors and ranking prior to the Series B Preferred Stock as to dividends, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Series B Preferred Stock as to dividends, upon redemption or upon liquidation if the holders of such class or series shall be entitled to the receipt of dividends, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock. No class or series of capital stock that ranks junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank as senior to the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

      Series A Preferred Stock: The 8.25% Convertible Series A Preferred Stock, par value $1.00 per share, of the Company.

      Series B Certificate of Designation: The Certificate of Designation in the form of Exhibit E to the Purchase Agreement, filed with the Delaware Secretary of State pursuant to Section 151 of the DGCL or any successor provisions of the Company's Certificate of Incorporation.

      Series B Director: As defined in Section 3.1.

      Series B Preferred Stock: The Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, of the Company.

      Shareholder: Each Initial Shareholder and each other Person (except an Investor or the Company) who becomes or is required to become a party to this Agreement pursuant to Section 5.2 and the respective successors and permitted assigns of any of the foregoing, in each case for so long as such Shareholder or other Person continues to hold any Common Stock of any Class or any Rights to acquire Common Stock of any Class.

      Shareholder Representative: Any Shareholder designated by the Majority Shareholders as the representative of the Shareholders, collectively. The initial Shareholder Representative of the Shareholders shall be Thomas Pugliese. The Majority Shareholders may at any time by written notice delivered to the Company, remove and replace the Person then serving as the Shareholder Representative, without the consent or approval of the Company or any Investor.

      Stockholders: The Investors and the Shareholders.

      Subsidiary: All corporations and all partnerships and other non-corporate Entities in which the Company has an interest.

      Tag-Along Rights: As defined in Section 2.2.

      Tag-Along Securities: As defined in Section 2.4(a).

      Tender Notice: As defined in Section 2.5(b).

      Transaction Documents: As defined in the Purchase Agreement.

      Underlying Securities: When used with reference to any Rights as of any time, each class, series, issue or other kind of equity interests or other securities issuable or deliverable upon exercise, exchange or conversion of such Rights (whether or not such Rights then are exercisable, exchangeable or convertible).

      Valuation Committee: As defined in Section 3.13.

      Voting Equity: Capital stock of and other equity interests in the Company which ordinarily have voting power for the election of directors of the Company generally, whether at all times or only so long as no other class or series of equity interests has such voting power by reason of any contingency.

      Wholly Owned Subsidiary: An Entity all of the equity interests of which (other than directors' qualifying shares) at the time are owned beneficially and of record by the Company, one or more Wholly Owned Subsidiaries of the Company or the Company and one or more Wholly Owned Subsidiaries of the Company.

      1.2. Terms Generally; Certain Rules of Construction. The definitions in
Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the "Certificate of Incorporation", "Articles of Incorporation", "charter", "organizational or constituent documents" or "By-laws" of any Entity, to any agreement (including this Agreement) or other Contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Investors", "Majority Investors", "Majority Shareholders", or "Shareholders") which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time. The word "property" includes property and assets of any kind, whether real or personal, tangible or intangible.

      1.3. Outstanding Shares. Capital stock or other securities of any Class held in treasury by the Company or held by any Subsidiary shall not be considered to be outstanding for any purpose of this Agreement.

      1.4. Capital Stock Includes Preferred Stock. As used in this Agreement, the term "capital stock" includes any class or series of preferred stock, however denominated and regardless of the characterization thereof for accounting purposes under generally accepted accounting principles or the rules, regulations, interpretations or releases of the Securities and Exchange Commission.

      1.5. Determining Shares of Common Stock Held. Unless otherwise expressly provided, for purposes of this Agreement, any Person shall be deemed to hold, as of any time, (i) all issued and outstanding shares of Common Stock or other securities then held or deemed to be held by such Person, (ii) all additional shares of Common Stock or other securities which would then be held by such Person if it were assumed that all shares of Series B Preferred Stock, if any, then held or deemed to be held by such Person had been duly and effectively converted in full at and effective as of such time, (iii) all additional shares of Common Stock or other securities which would then be held by such Person if it were assumed that all Rights, if any, then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time and (iv) all additional shares of Common Stock or other securities, if any, which such Person then has a right to purchase pursuant to the Preemptive Rights Agreement by virtue of any prior exercise of preemptive rights under such agreement, assuming, in the case of each of clauses (ii) and (iii), that all adjustments to the kind, number and amount of shares of capital stock or other securities issuable upon exercise, exchange or conversion of any of the shares of Series B Preferred Stock or other Rights referred to in such clause required by reason of any event or transaction occurring at or prior to such time had been duly and effectively made as and when required by the terms thereof.

                                       II

                                TAG-ALONG RIGHTS

      2.1. General. Unless and until complying with the provisions of this
Article II, no Shareholder shall consummate or enter into any binding Contract for any Restricted Disposition; provided, however, for purposes of this Article II, a binding Contract shall not include any Contract, the terms, rights, obligations, and performance of which are specifically conditioned upon the fulfillment by any Shareholder of its rights and obligations under this Article
II. The provisions of this Article II shall apply successively to each and every Restricted Disposition and Proposed Restricted Disposition.

      2.2. Notice.

      (a) Any Shareholder (a "Selling Stockholder") who desires to consummate or enter into a Contract for any Restricted Disposition (a "Proposed Restricted Disposition") shall deliver to each Investor a written notice signed by such Selling Stockholder (the "Offer Notice") which shall (i) identify the Person to whom such Restricted Disposition is proposed to be made (the "Prospective Purchaser"); (ii) specify the number of shares of Common Stock proposed to be Disposed of (the "Offered Shares") and the manner of Restricted Disposition;
(iii) state the kind and aggregate amount of consideration proposed to be paid or delivered by the Prospective Purchaser for the Offered Shares (the "Offer Consideration") and the amount thereof allocable to each Offered Share (the "Per-Share Offer Consideration"), and the timing of the payment or other delivery thereof; (iv) describe any option or right of election which the Selling Stockholder may have as to the kind or amount of consideration; (v) describe the other material terms and conditions of the Proposed Restricted Disposition to the Prospective Purchaser; (vi) describe any Contract or transaction (including, but not limited to, any Restricted Disposition) between the Selling Stockholder or any of its direct or indirect Affiliates, Related Parties or designees or beneficiaries and the Prospective Purchaser or any of its direct or indirect Affiliates, Related Parties or agents which was entered into or consummated at any time within the past year or is proposed to be entered into or consummated (each a "Related Contract or Transaction"); (vii) state that such Selling Stockholder has informed the Prospective Purchaser of the existence and requirements of this Article II; (viii) state whether such Restricted Disposition will, to the knowledge or belief of the Selling Stockholder, result in a Change in Control; and (ix) state the maximum number of shares of Common Stock which such Prospective Purchaser is willing to purchase from all participating sellers pursuant to this Article

II (such number so stated being referred to as the "Offer Number.") If any Prospective Purchaser is not then subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Offer Notice must also be accompanied by a statement identifying each Person who, to the best knowledge of the Selling Stockholder, is an Affiliate of such Prospective Purchaser. The Selling Stockholder shall promptly provide such additional information concerning the Prospective Purchaser and the Proposed Restricted Disposition as any Investor reasonably may request and which the Selling Stockholder possesses or can obtain without unreasonable effort or expense. To the extent the Proposed Restricted Disposition consists of or includes the purchase from the Selling Stockholder of Rights, rather than issued and outstanding shares of Common Stock, the Offer Notice will so state and shall also state whether the Offer Consideration reflects any discount or reduction attributable to any requirement that an exercising holder of such Rights pay or deliver additional consideration to the Company, and the Per Share Offer Consideration stated in the Offer Notice must be the amount of Offer Consideration allocable to each Offered Share increased by the amount of any such discount or reduction allocable to each share of Common Stock covered by such Rights.

      (b) The giving of an Offer Notice shall constitute the representation and warranty by the Selling Stockholder to each Investor that (i) neither the Offer Consideration nor any other terms of the Proposed Restricted Disposition have been established for the purpose of circumventing or impairing the tag-along rights of the Investors pursuant to this Article II (the "Tag-Along Rights") or increasing the probability that the Tag-Along Right of any Investor will not be exercised in full, (ii) that the Proposed Restricted Disposition is not subject to conditions, contingencies or material terms not disclosed in the Offer Notice and (iii) that each Related Contract or Transaction described in such Offer Notice was or is bona fide and in good faith and was not entered into or proposed to be entered into for the purpose of circumventing or impairing an Investor's Tag-Along Right pursuant to this Article II or increasing the probability that any Investor's Tag-Along Right will not be exercised in full. If any Prospective Purchaser, whether directly or indirectly, would, upon consummation of the Proposed Restricted Disposition (individually or with one or more other Proposed Restricted Dispositions) control the Company, then the term "Related Contract or Transaction" shall be deemed to include any Contract or transaction between the Selling Stockholder or any of its direct or indirect Affiliates, Related Parties or designees or beneficiaries and the Company (or any successor or acquiring Entity if it is proposed or contemplated that any consolidation, merger or transfer of assets of the Company will be consummated in connection with or following the Proposed Restricted Disposition) or any of the respective direct or indirect Affiliates, Related Parties or agents of the Company (or any such successor or acquiring Entity) which is proposed to be entered into or consummated.

      2.3. Valuation of Consideration.

      (a) If the Offer Consideration does not consist entirely of cash, the Offer Notice must state the good faith evaluation of the Selling Stockholder of the Fair Market Value of such noncash consideration as of the date the Offer Notice is given, together with a description of the method by which such evaluation was made and copies of any appraisals or similar reports, if any, on which such evaluation was based. Each statement of Fair Market Value of any noncash consideration stated in the Offer Notice shall be binding on the Prospective Purchaser, the Stockholders and the Investors for all purposes of this Article II unless, within ten (10) days after the Offer Notice is given, any Investor notifies the Selling Stockholder and the other Investors in writing that it objects to any valuation so stated in the Offer Notice. If any Investor makes such a written objection on a timely basis, the Selling Stockholder and the Investors shall attempt in good faith to agree on the Fair Market Value of such noncash consideration. If they are unable to so agree within ten (10) Business Days after such notice of objection was given, then within five (5) Business Days thereafter, the Selling Stockholder and the Investors shall select one appraiser satisfying the requirements of Section 4.1 and the Investors and the Selling Stockholder shall submit to such appraiser (and each other) a brief written statement of their respective positions regarding the matter in dispute and supporting arguments, and each shall be given a period of five (5) Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall, within fifteen (15) days of the date of its selection, resolve such dispute by choosing either the position of the Selling Stockholder set forth in such written statement so submitted by the Selling Stockholder or the position of the Investors set forth in such written statement so submitted by the Investors, whichever in the opinion of the appraiser, in its sole discretion, is more consistent with the purposes and intent of this Agreement. Decisions with respect to such determination made pursuant to this Section 2.3(a) by the Majority Investors shall be binding on all Investors. The determination of the Fair Market Value of any such noncash consideration by agreement of the Selling Stockholder and the Investors or by the appraiser appointed as provided in this
Section 2.3(a) and Article IV shall be final and conclusive for all purposes of this Article II. Promptly after the Fair Market Value of any such noncash consideration is finally determined in accordance with this Section 2.3(a), the Selling Stockholder shall give each Investor a written notice stating such Fair Market Value.

      (b) If any Related Contract or Transaction was entered into or consummated at any time within the past one (1) year or is proposed to be entered into or consummated, the Offer Notice must also state the good faith evaluation of the Selling Stockholder of the Fair Market Value, as of the date received or, if not yet received, as of the date the Offer Notice is given, of the maximum aggregate consideration and benefits received or to be received by the Selling Stockholder or any of its direct or indirect Affiliates, Related Parties or designees or beneficiaries by virtue of such Related Contract or Transaction and of the minimum amount of property, services or other consideration received or to be received by the Prospective Purchaser in consideration thereof, together with a description of the method by which such evaluation was made and copies of any appraisals or similar reports, if any, on which such evaluation was based. If any Investor, within ten (10) days after any Offer Notice is given, notifies the Selling Stockholder and the other Investors in writing that it believes, in good faith, that either (i) the Per-Share Offer Consideration stated in the Offer Notice has not been properly calculated in accordance with the last sentence of
Section 2.2(a) or (ii) absent any Related Contract or Transaction described in the Offer Notice (or otherwise known to such Investor), the amount of consideration which would be offered or paid for the Offered Shares would be higher, so that the Per-Share Offer Consideration stated in the Offer Notice should be increased to include all or part of the consideration and benefits received or to be received by the Selling Stockholder or any of its direct or indirect Affiliates, Related Parties or designees or beneficiaries by virtue of such Related Contract or Transaction, then the Selling Stockholder and the Investors shall attempt in good faith to resolve the issue. If they are unable to so agree within ten (10) Business Days after such notice was given, then within five (5) Business Days thereafter, the Selling Stockholder and the Investors shall select one appraiser satisfying the requirements of Section 4.1 and the Investors and the Selling Stockholder shall submit to such appraiser (and each other) a brief written statement of their position regarding the matter in dispute and supporting arguments, and each shall be given a period of five (5) Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall, within fifteen (15) days of the date of its selection, resolve such dispute by choosing either the position of the Selling Stockholder set forth in such written statement so submitted by the Selling Stockholder or the position of the Investors set forth in such written statement so submitted by the Investors, whichever in the opinion of the appraiser, in its sole discretion, is more consistent with the purposes and intent of this Agreement. Decisions made pursuant to this Section 2.3(b) by the Majority Investors shall be binding on all Investors. The determination of any dispute referred to in this Section 2.3(b) by agreement of the Selling Stockholder and the Investors or by an appraiser appointed as provided in this Section 2.3(b) and Article IV shall be final and conclusive for all purposes of this Article II. If, after the completion of the procedures specified above in this Section 2.3(b), it is finally determined that the Per-Share Offer Consideration stated in the Offer Notice should be increased, then references hereinafter in this Agreement to the "Per-Share Offer Consideration" shall be such stated Per-Share Offer Consideration as so increased. Promptly after any dispute referred to in this
Section 2.3(b) is resolved as provided in this Section, the Selling Stockholder shall give each Investor a written notice describing such resolution and, if the Per-Share Offer Consideration stated in the Offer Notice was increased, stating such increased Per-Share Offer Consideration.

      (c) If more than one Shareholder proposes to Dispose of Common Stock or Rights to the same Prospective Purchaser as part of a single transaction or a number of concurrent transactions on substantially the same terms and conditions, then such Shareholders shall be considered a single Selling Stockholder for purposes of the provisions of this Article II.

      2.4. Tag-Along Rights of Investors Absent Control Change Transaction.

      (a) In the case of any Proposed Restricted Disposition which is not a Control Change Transaction, a Selling Stockholder shall be permitted to dispose of Offered Shares to the Prospective Purchaser only after compliance with
Section 2.2 and Section 2.3, only pursuant to a binding purchase agreement between that Selling Stockholder and the Prospective Purchaser and only if the terms and conditions of this Section 2.4 are satisfied. As used herein, the term "Electing Investors" includes each Investor who gives to the Selling Stockholder, within ten (10) Business Days after the later of (i) the date such Selling Stockholder's Offer Notice was given and (ii) if one or more valuations pursuant to Section 2.3(a) are required or if one or more disputes referred to in Section 2.3(b) arise, the first date as of which all such valuations have been completed in accordance with Section 2.3(a) and all such disputes have been resolved in accordance with Section 2.3(b) and all notices required under the last sentence of either such Section have been given, written notice of such Investor's election to sell to the Prospective Purchaser pursuant to this
Article II such portion (which may be up to and including 100%) of the shares of Common Stock held by such Investor as shall be specified in such notice (such Electing Investor's "Tag-Along Shares"). Neither the Selling Stockholder nor any Electing Investor shall enter into a binding purchase agreement with the Prospective Purchaser prior to the expiration of such period of ten (10) Business Days. If, within forty-five (45) days after such period of ten (10) Business Days elapses, the Selling Stockholder enters into a binding purchase agreement with the Prospective Purchaser, the Prospective Purchaser shall comply with whichever of the following clauses is applicable:

            (i) If the aggregate number of Offered Shares plus the Tag-Along Shares of all of the Electing Investors is less than or equal to the Offer Number, then the binding purchase agreement between the Prospective Purchaser and the Selling Stockholder must provide for the purchase of all Offered Securities and the Prospective Purchaser must, at the same time as or within fifteen (15) days after entering into such binding purchase agreement, also enter into a binding purchase agreement with each of the Electing Investors to purchase all of such Electing Investor's Tag-Along Shares of that Class.

            (ii) If the aggregate number of Offered Shares plus the Tag-Along Shares of all Electing Investors is greater than the Offer Number, then the Prospective Purchaser must, at the same time as or within fifteen (15) days after entering into such binding purchase agreement with the Selling Stockholder, also enter into a binding purchase agreement with each of the Electing Investors, and such binding agreements, collectively, must provide (A) for the purchase from the Selling Stockholder of a number of shares of Common Stock which is equal to the product of the Offer Number multiplied by a fraction the numerator of which is the number of shares of Common Stock held by the Selling Stockholder and the denominator of which is the aggregate number of shares of Common Stock held by the Selling Stockholders and all Electing Investors and (B) for the purchase from each Electing Investor of a number of shares of Common Stock which is equal to the product of the Offer Number multiplied by a fraction the numerator of which is the number of shares of Common Stock held by such Electing Investor and the denominator of which is the aggregate number of Common Stock held by all Electing Investors and the Selling Stockholders.

      (b) Subject to Section 2.4(c) and Section 2.4(d), each binding purchase agreement entered into with any Investor pursuant to this Section 2.4 must provide for the purchase from such Investor to be on substantially the same terms and conditions as those applicable to the Proposed Restricted Disposition by the Selling Stockholder and specified in the Offer Notice (without discount or other discrimination based on differences in the number or amount of Common Stock held). Without limiting the generality of the immediately preceding sentence, each Electing Investor must be given the same options and rights of election, if any, as to the kind or amount of consideration to be received as the Selling Stockholder and, in addition, if the Offer Notice stated that the Offer Consideration for any Offered Shares is to be paid in whole or in part with consideration other than cash, then the Prospective Purchaser shall be obligated to offer each Electing Investor the option of receiving cash in lieu of, and in an amount equal to the Fair Market Value (determined pursuant to Section 2.3) of, the noncash consideration which otherwise would be payable to such Electing Investor.

      (c) The price per share to be received by each Electing Investor for Tag-Along Shares to be sold by it upon exercise of the Tag-Along Right pursuant to this Section 2.4 shall be the Per-Share Offer Consideration for the Offered Shares.

      (d) No Electing Investor shall be required to make any covenant or commitment to the Prospective Purchaser, except, to the extent that the Selling Stockholder makes the same covenant, a covenant to sell, on the terms and conditions stated in this Article II, its Tag-Along Securities (or portion thereof determined as provided above) at the closing thereunder (assuming satisfaction of all conditions to such closing), but the sole recourse of the Prospective Purchaser, the Selling Stockholder and the other Investors in the event of a failure by any Electing Investor to comply with such covenant shall be the right of the Prospective Purchaser to purchase from the Selling Stockholder and the complying Electing Investors, pro rata based on their respective participations in the transaction as determined pursuant to Section 2.4(a), additional Covered Securities equal in kind and number or other relevant amount to the Tag- Along Securities which such Electing Investor failed to tender or deliver at the closing; provided however, that if the Prospective Purchaser shall incur in connection with closing of the purchase and sale of the Tag-Along Securities any additional out-of-pocket costs or expenses solely as a result of any such substitution of sellers, then such Electing Investor which failed to tender or deliver its Tag-Along Securities at the closing shall reimburse the Prospective Purchaser for such additional reasonable out-of-pocket costs and expenses. The obligation of the Prospective Purchaser to purchase any Tag-Along Securities of any Electing Investor shall not be subject to any conditions which such Electing Investor could not reasonably be expected to satisfy (even if any such condition is one applicable to the purchase by the Prospective Purchaser from the Selling Stockholder). Any representations and warranties made by an Electing Investor shall consist solely of such representations and warranties relating to (i) such Electing Investor's title to the Tag-Along Securities (or portion thereof) to be sold by such Electing Investor, (ii) such Electing Investor's power and authority to consummate the sale thereof to the Prospective Purchaser and (iii) other similar representations and warranties as are customarily given by similarly situated holders of securities similar to those being sold by such Electing Investor in a similar transaction, but no Electing Investor shall be required to give any such representations or warranties which the Selling Stockholder does not give. The representations, warranties, covenants and agreements of the participating Electing Investors shall be several and not joint and shall terminate upon the earlier of (i) the expiration of any representation or warranty made by the Selling Stockholder or the Prospective Purchaser and (ii) one year after closing. The closings of the purchases from the participating Electing Investors and the Selling Stockholder shall occur simultaneously and shall be conditioned upon each other, and, unless the Electing Investors otherwise agree, such closing must occur not later than the ninetieth (90th) day after the expiration of the period of ten (10) Business Days referred to in the second sentence of Section 2.4(a) (subject to extension pursuant to subsection
(g) of this Section 2.4).

      (e) If (i) the Prospective Purchaser does not, within the time period provided in the last sentence of Section 2.4(a), enter into a binding purchase agreement meeting the requirements of this Section 2.4 with the Selling Stockholder, (ii) such an agreement is entered into within such time period but the Prospective Purchaser does not tender for signature by each of the Electing Investors an executed purchase agreement meeting the requirements set forth above, (iii) if such an agreement with the Selling Stockholder is entered into and such purchase agreements are so tendered to the Electing Investors, in each case on a timely basis, but the Prospective Purchaser does not tender on the closing date with respect to the Proposed Restricted Disposition, or does not tender on the terms and conditions provided in this Section 2.4, to the Selling Stockholder and each of the Electing Investors the full purchase price for all of the Covered Securities which the Selling Stockholder, the Electing Investors are entitled to Dispose of pursuant to this Article II or (iv) if for any other reason the closing under such purchase agreement with the Selling Stockholder or any Electing Investor who signed the purchase agreement tendered to it does not occur (other than by reason of a material breach or violation by such Electing Investor of its representations, warranties, covenants, agreements or obligations under its purchase agreement with the Prospective Purchaser that are a condition to the closing thereunder) not later than the ninetieth (90th) day after the expiration of the period of ten (10) Business Days referred to in the second sentence of Section 2.4(a) (as such may be extended pursuant to subsection (g) of this Section 2.4), then the Selling Stockholder shall not be entitled to Dispose of any Offered Securities in such Proposed Restricted Disposition, whether pursuant to the transaction in question or otherwise, without again complying with this Article II. No purchase agreement with any Prospective Purchaser entered into by the Selling Stockholder shall contain any terms or provisions inconsistent with this Article II.

      2.5. Tag-Along Rights of Investors in a Control Change Transaction.

      (a) In the case of any Proposed Restricted Disposition which is a Control Change Transaction, a Selling Stockholder shall be permitted to dispose of Offered Shares to the Prospective Purchaser only after compliance with Section
2.2 and Section 2.3 and only if the Prospective Purchaser, in accordance with this Section 2.5, makes an offer (the "Purchase Offer") to purchase all shares of Common Stock held by the Investors and purchases all such shares tendered for purchase pursuant to the Offer.

      (b) The Prospective Purchaser shall deliver to each Investor, promptly after the later of (i) the date such Selling Stockholder's Offer Notice was given and (ii) if one or more valuations pursuant to Section 2.3(a) or Section 2.5(c) are required or if one or more disputes referred to in Section 2.3(b) arise, the first date as of which all such valuations have been completed in accordance with Section 2.3(a) and all such disputes have been resolved in accordance with Section 2.3(b) and all notices required under the last sentence of either such Section have been given, a written notice (the "Purchase Notice") making and setting forth the terms of the Purchase Offer. The Purchase Notice shall specify an expiration date (the "Expiration Date") for the Purchase Offer, which Expiration Date shall be a Business Day not less than 30 days nor more than 60 days after the date the Purchase Notice is given. The Offer Notice must be accompanied by an appropriate form (a "Tender Notice") by which each Investor may elect, subject to the withdrawal rights hereinafter described, to tender any or all of the shares of capital stock of the Company held by such Investor for purchase pursuant to the Purchase Offer. No tendering holder, however, shall be required to deliver any of such holder's shares that he intends to tender prior to the Purchase Date. The Purchase Notice must state that, unless the Purchase Offer is terminated as provided below, the Prospective Purchaser will accept for payment and pay for, in accordance with the provisions of this Agreement, all of the outstanding shares of capital stock of the Company tendered for purchase on or prior to the Expiration Date. Any tendering holder may, at any time prior to the close of business on the Expiration Date, withdraw (in whole or in part) any election previously made to tender such holders' shares. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Prospective Purchaser on or before the Expiration Date, and the Purchase Notice must specify one or more addresses and facsimile telephone numbers for such purpose, as well as for the giving of other notices, elections and other communications regarding the Purchase Offer. The Purchase Offer may not be made subject to any condition other than acceptance on or prior to the Expiration Date as provided herein. The Prospective Purchaser may terminate the Purchase Offer on or prior to the Expiration Date, provided that written notice to such effect shall be given, promptly and in any event not later than the second Business Day after the Expiration Date, to all Persons to whom the Purchase Notice was required to be given, but in the event of such termination the Selling Stockholder may not consummate any Proposed Restricted Disposition unless or until the requirements of this Article IV are again complied with in full. If the Purchase Offer is not terminated as provided above, then the Prospective Purchaser shall be deemed to have accepted and agreed to pay for, in accordance with this Agreement, all of the shares of capital stock of the Company tendered for purchase as provided above, and the Offeror shall, promptly after the Expiration Date, give each tendering Investor reasonable and appropriate instructions for delivering all of such Investor's tendered shares for purchase and payment. Any shares delivered by or on behalf of any Investor in connection with a tender for purchase pursuant to a Purchase Offer which, for any reason, are not paid for as provided herein shall promptly be redelivered to such Investor (without limitation of any other rights or remedies such holder may have by reason of such failure of payment).

      (c) The purchase price for any shares of capital stock tendered for purchase by any Investor pursuant to any Purchase Offer shall be paid in cash and shall be an amount per share of each class or series of capital stock of the Company so tendered equal to the highest of the following:

            (i) if such class or series is the Common Stock, the Per-Share Offer Consideration;

            (ii) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series beneficially owned by the Prospective Purchaser or any of its Affiliates which were acquired within the two-year period immediately prior to the date the Purchase Notice is given, appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar event which may have occurred after the date such price was paid;

            (iii) if applicable, the highest amount per share to which the holders of shares of such class or series are entitled in the event of any mandatory redemption of such shares (whether or not any of the conditions to any such redemption have been satisfied); and

            (iv) the Fair Market Value per share of such class or series on the date the Purchase Notice is given.

The Fair Market Value per share of any class or series of capital stock of the Company shall be determined as follows: Promptly after the Purchase Notice is given, the Investor Representative and the Prospective Purchaser shall attempt in good faith to arrive at unanimous agreement on such Fair Market Value. If they are unable to so agree within ten days, each shall select one appraiser satisfying the requirements of Section

4.1 and each shall submit to such appraiser (and each other) a brief written statement of their respective positions regarding the matter in dispute and supporting arguments, and each shall be given a period of five (5) Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall, within fifteen (15) days of the date of its selection, resolve such dispute by choosing either the position of the Investor Representative set forth in such written statement so submitted by him or the position of the Prospective Purchaser set forth in such written statement so submitted by the Prospective Purchaser, whichever in the opinion of the appraiser, in its sole discretion, is more accurate. Decisions with respect to such determination made pursuant to this Section 2.5(c) by the Investor Representative shall be binding on all Investors. The determination of the Fair Market Value of any such noncash consideration by agreement of the Prospective Purchaser and the Investor Representative or by the appraiser appointed as provided in this Section 2.5(c) and Article IV shall be final and conclusive for all purposes of this Section 2.5.

      (d) If the Prospective Purchaser does not comply with this Section 2.5 on a timely basis, then the Selling Stockholder shall not be entitled to Dispose of any Offered Shares in the Proposed Restricted Disposition in question or otherwise without again complying with this Article II.

      2.6. Election by Investor of Securities to be Sold. In any case where any Investor has a right pursuant to this Article II to sell Common Stock which is issuable to such Investor upon exercise of any Right, such Investor may elect, in its sole discretion, to either exercise such Right and sell the Common Stock issued upon such exercise or to sell such Right. If the Investor elects to sell such Right, then the aggregate purchase price payable for such Right shall be the aggregate purchase price which would be payable for the shares of Common Stock issuable upon exercise of such Right if such Investor had elected to exercise such Right and sell such shares, reduced by the aggregate amount of cash which such Investor would have had to pay to the Company in order to exercise such Right.

      2.7. Multiple Classes of Voting Equity. The Company covenants to and agrees with each Investor that, without the prior approval of the Investor Representative (in addition to any other approvals required by law, the Series B Certificate of Designation or the Company's Certificate of Incorporation) it will not authorize, create (through any amendment of its Certificate of Incorporation, any designation of authorized but undesignated shares, any recapitalization or other change of the outstanding shares of Common Stock or otherwise) or issue any class, series or other kind of Voting Equity other than the Common Stock, and each Shareholder covenants to and agrees with each Investor that it shall not acquire any such Voting Equity (or any options, warrants, convertible securities or other rights to acquire any such Voting Equity) unless, prior thereto, the Shareholders and the Company enter into an agreement with the Investors, in form and substance reasonably satisfactory to the Majority Investors, pursuant to which each Shareholder grants to the Investors rights to participate in any Disposition or Proposed Disposition of any class, series or other kind of Voting Equity (including the Common Stock), notwithstanding that one or more Investors may not hold Voting Equity of that particular class, series or kind, which are as nearly equivalent as practicable to the provisions of Article II. In addition, the Company covenants to and agrees with each Investor that, without the prior approval of the Investor Representative (in addition to any other approvals required by law, the Series B Certificate of Designation or the Company's Certificate of Incorporation) it will not consummate, and each Shareholder covenants to and agrees with each Investor that it shall not vote for, approve or otherwise authorize the Company to consummate any covered business combination (as defined below) unless the successor or acquiring corporation and the Shareholders enter into an agreement with the Investors, in form and substance reasonably satisfactory to the Majority Investors, pursuant to which each Shareholder grants to the Investors rights to participate in any disposition or proposed disposition of any class, series or other kind of common stock or other voting equity of such successor or acquiring corporation, notwithstanding that one or more Investors may not hold voting equity of that particular class, series or kind, which are as nearly equivalent as practicable to the provisions of Article II. For purposes of this Section, a "covered business combination" is any consolidation, merger, binding share exchange or reorganization to which the Company is a party or any sale, conveyance, transfer or lease to another corporation of the properties of the Company as an entirety or substantially as an entirety if as a result of such transaction the outstanding Common Stock is exchanged for or converted into common stock or other voting equity of a successor or acquiring corporation and if immediately after consummation of such transaction the Shareholders collectively are the Beneficial Owners of at least 50% of the combined voting power of all voting equity of such successor or acquiring corporation. References to "voting equity" of any such successor or acquiring corporation are intended to be interpreted consistently with the definition of "Voting Equity" in Section 1.1.

      2.8. Miscellaneous. No purchase or other agreement with any Prospective Purchaser entered into by the Selling Stockholder shall contain any terms or provisions inconsistent with this Article II. If any sale of shares of Common Stock or other capital stock or securities to any Prospective Purchaser requires, as a condition to the legal and valid transfer thereof to such Prospective Purchaser, any consent, approval, waiver, or authorization of, notice to or filing with, any Governmental Authority or the expiration of any waiting period imposed by applicable law, then the date of such sale shall be extended for the period of time during which efforts to obtain each such consent, approval, waiver, or authorization, to give such notice or make such filing and to obtain the termination of each such waiting period at the earliest reasonably practicable time are diligently being made; provided, however, that in no event shall the extension of any such closing date pursuant to this
Section 2.4(g) exceed ninety (90) days. Each party shall (and shall cause such party's controlled Affiliates to) reasonably cooperate with the other parties in obtaining any such consent, approval, waiver, or authorization, to give any such notice or make any such filing and in obtaining the termination of any such waiting period at the earliest practicable time.

                                       III

                 CORPORATE GOVERNANCE; CERTAIN REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

      3.1. Board Representation. Each Stockholder severally covenants and agrees that, such Stockholder shall vote, or cause to be voted, all Voting Equity from time to time owned or controlled by such Stockholder and which such Stockholder is entitled to vote for such purpose, as of the record date of any action of the shareholders of the Company, whether by consent or at a meeting, at which members of the Board of Directors are to be elected or to establish the number of Directors of the Company, in favor of a Board of Directors comprised of seven Directors designated as follows:

            (a) Subject to Section 3.2 below, two Directors designated by the Shareholder Representative.

            (b) Subject to Section 3.2 below, four Disinterested Outside Directors who either (A) represent a significant financial interest in the Company or (B) have strategic expertise or a position relative to the business of the Company which Disinterested Outside Directors are nominated by the Shareholder Representative .

            (c) The remaining Director of the Company (the "Series B Director") elected by the holders of the Series B Preferred Stock as set forth in the Series B Certificate of Designation. The provisions of the Series B Certificate of Designation shall govern to designation, election and removal of the Series B Director and filling of any vacancy in the office of the Series B Director. The provisions of
      Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Section 3.6 shall apply only to the other six Directors comprisingthe Board of Directors.

      3.2. Termination of Right to Designate Directors. The right to designate any Director pursuant to Section 3.1(a) and Section 3.1(b) and the designated size of the Board set forth in the first sentence of Section 3.1 shall terminate on the earlier of the date on which (i) all of the shares of Series B Preferred Stock held by the Investors are converted into Common Stock of the Company in accordance with the terms of the Series B Certificate of Designation or (ii) the Investors no longer hold any shares of Series B Preferred Stock.

      3.3. Term of Appointment. Subject to the earlier death, resignation or removal of any Director designated hereunder, each Director elected or appointed at any time as provided herein shall serve until the next annual meeting of the Company's stockholders and until his or her successor shall have been elected as provided herein or as provided in the Series B Certificate of Designation, as the case may be.

      3.4. Filling of Vacancy. In the event of any vacancy in the Board of Directors of the Company occurring for any reason, each Stockholder severally covenants and agrees to vote, or cause to be voted, all Voting Equity from time to time owned or controlled by such Stockholder and which such Stockholder is entitled to vote for such purpose to fill such vacancy in the manner set forth in Section 3.1.

      3.5. Intentionally omitted.

      3.6. Consistent Bylaw and Charter Provisions. The Certificate of Incorporation and the Bylaws of the Company shall at all times contain provisions consistent with the provisions, purposes and intent of this Article III.

      3.7. Voting on Certain Matters. Each Shareholder agrees with and covenants to each Investor that if any affirmative vote, consent, approval or other action by any of the Company's stockholders, as such, is required in order to authorize, or otherwise in connection with, the Company's observance of any of the terms of, or the performance by the Company of any of the Company's agreements, covenants, obligations or commitments under or with respect to any Transaction Document, such Shareholder shall, in its capacity as a stockholder of the Company, give such affirmative vote, consent or approval and take such other action, including any such vote, consent, approval or other action contemplated by this Article III or pursuant to the Series B Certificate of Designation. Whenever any action is required to be taken by a Shareholder pursuant to this Agreement, such Shareholder agrees to take all steps reasonably necessary to implement such action including, without limitation, voting at any meeting of stockholders all shares of capital stock held by such Shareholder in favor of such action, and/or executing or causing to be executed, as promptly as practicable, a consent in writing to the taking of such action. Any agreement by a Shareholder to vote capital stock held by such Shareholder in a certain manner shall be deemed, in each instance, to include an agreement by such Shareholder to use its reasonable efforts to take all actions necessary to call, or to cause the Company and the appropriate officers and Directors of the Company to call, as promptly as practicable, a special or annual meeting of stockholders to consider such action (and such Shareholder shall thereafter attend any such annual or special meeting in person or by proxy), or to cause a written consent to the taking of such action to be circulated among the stockholders of the Company (and to execute and deliver any such consent to such action). Each Shareholder further agrees to vote all of its shares of capital stock entitled to vote, and to take all other actions necessary, to ensure that the Certificate of Incorporation and Bylaws of the Company facilitate and do not at any time prohibit the actions contemplated by this Agreement or any other Transaction

Document.

      3.8. Restrictive Covenants.

      (a) Other Consent Rights. Without the affirmative consent of the Majority
Investors:

            (i) the Company will not amend, alter or repeal (whether by amendment, merger, consolidation or otherwise) the Series B Certificate of Designation;

            (ii) the Company will not amend, alter or repeal (whether by amendment, merger or consolidation or otherwise) any of the provisions of its Certificate of Incorporation or By-laws, or any resolution of the Board of Directors or any other instrument establishing and designating the Series A Preferred Stock or any other capital stock of the Company now or hereafter exiting and determining the relative rights, privileges, powers or preferences thereof;

            (iii) the Company will not (A) create, designate or issue any Senior Stock, (B) create or designate any Parity Stock, (C) issue any shares of Series B Preferred Stock other than pursuant to the Purchase Agreement or Other Purchase Agreements or (D) issue or sell any shares of Common Stock or any other equity interests of the Company or any rights to acquire or securities convertible into any Common Stock or other equity interests of the Company, whether upon exchange, conversion, exercise of purchase rights or otherwise, except in the case of this subclause (D) for grants of Employee Options approved by the Compensation Committee, the exercise of existing Employee Options or the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock in accordance with the terms thereof;

            (iv) the Company will not, and will cause each Subsidiary not to,
      (A) enter into any agreement with any Person which, in the absence of a default thereunder, would prevent the Company from paying dividends or making redemption payments on the Series B Preferred Stock in accordance with the terms of the Series B Certificate of Designation or from fully performing on a timely basis any of its obligations with respect to the Series B Preferred Stock or, or would condition or otherwise limit or restrict the ability of any Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law to the Company or any other Subsidiary; (2) pay any Debt owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary; or (B) otherwise create or suffer to become effective any consensual arrangement which would have any effect referred to in subclause (A) of this clause (iv);

            (v) the Company will not, and will cause each Subsidiary not to, consolidate with, or merge with or into, any Person or enter into a binding share exchange or similar transaction with any Person other than
      (A) the merger of a Wholly Owned Subsidiary into the Company, with the Company being the surviving Person or (B) a merger or consolidation exclusively between Wholly Owned Subsidiaries;

            (vi) the Company will not, and will cause each Subsidiary not to, sell, transfer, convey, mortgage, pledge or otherwise dispose of or encumber any of their respective properties (including any property consisting of an equity interest or other investment or interest in any Subsidiary), except for (A) transfers of assets by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, (B) sales of property (including sales of markets and options to purchase markets) in the ordinary course of business, consistent with past practices, in arm's length transactions with non-affiliates, (C) encumbrances of assets (including sales of markets and options to purchase markets) on customary terms and consistent with past practices to secure indebtedness permitted by clause (viii) of this sentence, and (D) the sale of property not permitted by subclause (A), (B) or (C) of this clause (vi) if such sale is to a non-Affiliate of the Corporation, is at a price not less than Fair Market Value and the aggregate sale price for such sale and all other sales (whether or not related) during any single fiscal year made in reliance on this subclause (D) does not exceed $100,000;

            (vii) the Company will not, and will cause each Subsidiary not to dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence, provided that the Company shall be permitted to cause Wholly Owned Subsidiary to dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence if such act would not violate clause (vi) hereof or otherwise require the approval of the Majority Investors pursuant to any other provision of this Section 3.8.

            (viii) the Company will not, and will cause each Subsidiary not to, directly or indirectly Incur any Debt if (A) the Combined Debt to Annualized Operating Cash Flow Ratio is or would (after giving effect to such Incurrence) be greater than 3 to 1 and (B) the aggregate amount of Debt of the Company and its Subsidiaries, determined on a Combined Basis, is in excess of, or would (after giving effect to such Incurrence) exceed, $5,000,000;

            (ix) the Company will not, and will cause each Subsidiary not to, declare or pay any dividend on, or declare or make any distribution to holders of, or purchase, redeem or otherwise acquire for cash, property, securities or any other form of property any capital stock or other equity interests of the Company or any Subsidiary except as provided hereunder, other than dividends and distributions by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary;

            (x) the Company will not, and will cause each subsidiary not to, make investments, purchase or otherwise acquire any property for any consideration, except for (A) transfers of assets by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, (B) purchases of material property in the ordinary course of business, consistent with past practices, in arm's length transactions with non-Affiliates, and (C) purchases of property not permitted by subclause
      (A) or (B) of this clause (x) if such purchase is from a non-Affiliate, is at a price not greater than Fair Market Value and the aggregate purchase or other acquisition price for such purchase and all other purchases (whether or not related) during any single fiscal year made in reliance on this subclause (C) does not exceed $100,000;

            (xi) except as set forth on Schedule 3.8 hereto, the Company will not, and will cause each Subsidiary not to, enter into any contract or agreement with or for the benefit of, make any loan or advance to or investment in, obtain any loan, advance or other extension of credit from, sell, assign or otherwise transfer any assets to, purchase or otherwise acquire any assets from, guarantee, assume or otherwise become liable for any Debt or other liabilities or obligations of or engage in any other transaction with or for the benefit of any Restricted Person, except payment or provision of salaries and other employee compensation to officers or directors of the Company or such Subsidiary commensurate with compensation levels and deferred compensation amounts in effect on the date of and disclosed pursuant to the Purchase Agreement or approved by the Compensation Committee or pursuant to any employment agreement disclosed pursuant to the Purchase Agreement or approved by the Compensation Committee;

            (xii) the Company will cause each Subsidiary not to issue or sell any of its equity interests to any Person other than (A) issuances and sales by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary or (B) issuances (otherwise than for value) by a Subsidiary which is not a Wholly Owned Subsidiary to the Company or a Wholly Owned Subsidiary;

            (xiii) the Company will not, and will cause each Subsidiary not to, establish any new employee benefit plans or modify any existing employee benefit plan;

            (xiv) the Company will not, and will cause each Subsidiary not to dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence, provided that the Company shall be permitted to cause any Wholly Owned Subsidiary to dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence if such act would not violate Section 3.8(a) hereof or otherwise require the approval of the Majority Investors pursuant to any other provision of this Section 3.8(a);

            (xv) the Company will not, and will cause each Subsidiary not to, enter into or engage in, directly or indirectly, any line of business other than the business of electronic out-of-home media; and

            (xvi) the Company will not, and will cause each Subsidiary not to, amend, abandon, terminate, waive or release any rights, or exercise any rights not in the ordinary course of business, under any certificate of incorporation, by-laws, partnership or joint venture agreement or other charter, organizational, governing or constituent documents of any Subsidiary where the result is any fundamental change in the organizational or ownership structure of such Subsidiary or would involve total payments or costs or a total value in excess of $500,000.

To the extent that the Company proposes to take any action or consummate any transaction of any kind specified in any clause of the immediately preceding sentence in order to redeem, or in connection with, redemption of all outstanding shares of the Series B Preferred Stock required or permitted by
Section 6 of the Series B Certificate of Designation, the consent or approval of the Majority Holder shall not be required to the extent that the Company provides assurances, reasonably satisfactory to the Majority Investors, that such action or transaction will not be taken or consummated unless such redemption is first or simultaneously effected in accordance with all applicable provisions of Section 6 of the Series B Certificate of Designation (including the requirements of Section 6(f) of the Series B Certificate of Designation with respect to the indefeasible deposit of the Redemption Price (as defined in the Series B Certificate of Designation)) and all applicable requirements of law and that the Company will not Incur any liability or obligation in the event that such action or transaction is abandoned or any condition to the taking or consummation thereof (including the redemption of the Series B Shares in accordance with the terms of the Series B Certificate of Designation and as required by this sentence) is not satisfied.

      (b) Delivery of Certificate. In each instance in which the Company or any of its Subsidiaries proposes to Incur Debt otherwise than with the approval of the Majority Investors, no later than three Business Days prior to the proposed date for such Incurrence, the Company shall deliver to each Investor a certificate, signed by the Chief Financial Officer of the Company, setting forth in reasonable detail the calculations and information necessary to establish that such Incurrence would not require such approval pursuant to this Section 3.8.

      (c) For purposes of this Section 3.8, the Majority Investors shall have 20 days from the later of (i) the date Company notifies the Investors of any of the events or circumstances set forth in Section 3.8(a) or Section 3.8(b) or (ii) the date of receipt by the Investors of all information reasonably requested by the Investors in connection with such notice, to give their consent pursuant to this Section 3.8. After the expiration of such 20 day period, such consent by the Majority Investors shall be deemed to be given.

      3.9. Reports; Access.

      (a) The Company agrees to furnish each Investor, within 120 days after the end of each fiscal year of the Company within 45 days after the end of each Fiscal Quarter and within 30 days after the end of each month, an annual, quarterly or monthly, as the case may be, consolidated balance sheet and related statements of income and cash flows for the Company and its consolidated Subsidiaries, certified (in the case of each annual and each quarterly balance sheet and statement of income), by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied and as fairly presenting the consolidated financial condition and results of operations of the Company and such Subsidiaries as of the date and for the periods covered thereby (and, in the case of such annual financial statements, accompanied by an auditor's report, without qualification as to the scope of the audit, of a nationally recognized independent accounting firm), and any other information or reports furnished in writing to the holders of the Company's Junior Stock, Parity Stock or Senior Stock, generally, simultaneously with their delivery to such holders. Such financial statements for any period shall be accompanied by a certificate, signed by the Chief Financial Officer of the Company, setting forth in reasonable detail the calculations of the Combined Debt to Annualized Operating Cash Flow Ratio as of the end of such period. Such annual financial statements shall be accompanied by a report of such independent certified public accountants confirming any adjustments made pursuant to GAAP during the fiscal year covered by such financial statements. The Corporation also shall furnish to each Investor any other information concerning the business, affairs or condition of the Company or any Subsidiary as such holder at any time or from time to time may reasonably request for the purpose of securing or exercising the rights and benefits intended to be conferred by this resolution or to ascertain whether the Company is in compliance herewith.

      (b) The Company will file on or before the required date all regular or periodic reports and statements required to be filed by it with the Commission, and will deliver to the Investor Representative, promptly upon filing, a copy of each such report and statement and of each registration statement, prospectus or written communication (other than transmittal letters) filed by the Company with
(i) the Commission, (ii) any securities exchange on which shares of Common Stock are listed or (iii) the National Association of Securities Dealers, Inc.

      (c) The Company shall cooperate with each Investor in supplying such information as may be reasonably necessary for such Investor or holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from registration under the Securities Act for the sale or other transfer of any securities of the Company held by such Investor. Without limiting the generality of the immediately preceding sentence, each holder and prospective purchaser of any such securities designated by such Investor will have the right to obtain from the Corporation upon request by such holders or prospective purchasers, during any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of any such securities.

      (d) At any reasonable time and at reasonable intervals, the Company shall permit any Investor who holds 5% or more of the outstanding shares of Series B Preferred Stock or the outstanding shares of such class or series of Conversion Stock (as defined in the Series B Certificate of Designation) and any authorized agent or representative thereof to (i) visit the properties of the Company and any of its subsidiaries and (ii) discuss the business affairs, finances and accounts of the Company and any of its subsidiaries with any of their respective officers or directors.

      (e) Attendance at Stockholder Meetings. Each Investor will be entitled to receive notice of and to attend all meetings of stockholders of the Company, irrespective of whether such Investor shall be entitled to vote with respect to any of the matters to be considered by the stockholders at such meeting. Notice of stockholders' meetings shall be given to each Investor in the same manner as such notice is required to be given to the stockholders entitled to vote at such meeting, in accordance with the By-laws of the Company and applicable law.

      3.10. Certain Representations and Covenants of Each Shareholder. Each Shareholder, individually and not jointly, represents and warrants to and covenants with each Investor as follows:

      (a) Other than pursuant to the other Transaction Documents, such Shareholder is not a party to or bound by, and the Common Stock and Rights held by such Shareholder are not otherwise subject to, any Contract, Requirement of Law or Judgment, or (in the case of any Shareholder which is an Entity) subject to any restriction of any nature under any of its charter or other organizational or constituent documents, which does or may prevent, impede or delay the due and punctual performance by such Shareholder of its covenants, agreements, obligations and commitments contained in this Agreement, and such Shareholder will not enter into any such Contract nor take any other voluntary action or voluntarily omit to take any action which would have any such effect.

      (b) Such Shareholder is the sole record and beneficial owner of the shares of Common Stock, Rights and other securities of the Company indicated on
Schedule II hereto and owns the same free and clear of all liens, claims, encumbrances and restrictions of any nature whatsoever (including any claim, right or interest of any spouse or former spouse under any community property or similar law), other than any created by this Agreement or any other Transaction Document. Except for this Agreement, there is no option, warrant, right, call, proxy, or Contract that directly or indirectly calls for or might call for the sale, pledge or other Restricted Disposition of any of such Common Stock, Rights or other securities, any interest therein or any rights with respect thereto, relates to the voting, Restricted Disposition or control of any thereof or obligates or may obligate such Shareholder to grant, offer or enter into any of the foregoing.

      3.11. Regulatory Approvals; Hart-Scott-Rodino Act. Each of the Company and the Shareholders, severally and not jointly, covenants and agrees with each Investor that it shall, at its own expense, reasonably cooperate with each Investor and each Prospective Purchaser in making any filings and obtaining any consents, approvals, permits or authorizations required to be made or obtained under any federal, state or foreign law or regulation and any consents, approvals or waivers required to be obtained under loan agreements or other Contracts material to the respective businesses of the Company and its Subsidiaries in connection with any exercise of any Tag-Along Right pursuant to
Article II. Without limiting the generality of the foregoing, if any Investor is advised by its own legal counsel that its intended exercise of any Tag-Along Right pursuant to Article II would or might be subject to the HSR Act, each of the Company and the Shareholders, with reasonable cooperation from such Investor shall promptly comply with any applicable requirements under the HSR Act relating to filing and furnishing of information (the "HSR Report") to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice, such actions to include, without limitation, (i) filing the HSR Report and taking all other action required by the HSR Act,

(ii) coordinating with respect to the filing of the HSR Reports of such Investor, the Company and each other participant in the transaction required to file an HSR Report, including exchanging drafts thereof, so as to present all required HSR Reports to the FTC and the Department of Justice at the time selected by such Investor and to avoid substantial errors or inconsistencies among such HSR Reports in the description of the transaction, (iii) complying with any additional request for documents or information made by the FTC or the Department of Justice or by a court and assisting the other participants in the transaction to so comply and (iv) causing all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as the Company or such Shareholder (as the case may be) to cooperate and assist in such filing and compliance. If any Investor is advised by its own legal counsel that its intended exercise of any Tag-Along Right pursuant to Article II would or might be subject to any other law, rule or regulation which requires any filing with or review or approval by any Governmental Authority or agency, each of the Company and the Shareholders shall promptly comply with any requirements of such law, rule or regulation applicable to it and shall cooperate with such Investor in such Person's efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis. Each party shall bear and pay any costs or expenses that it incurs in complying with this Section 3.11, except that the Company shall pay all filing fees under the HSR Act.

      3.12. Continued Validity. Any Investor who is a holder of Conversion Securities (as defined in the Series B Certificate of Designation) issued upon the conversion of any shares of Series B Preferred Stock (other than an Investor who acquires such Conversion Securities after the same have been publicly sold pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 thereunder) shall continue to be entitled with respect to such Conversion Securities to all rights to which such holder would have been entitled as an Investor under this Article III. The Company will, upon the request of any such Investor, acknowledge in writing, in form reasonably satisfactory to such Investor, the Company's continuing obligation to afford to such Investor all such rights; provided, however, that if such holder shall fail to make any such request or the Company shall fail to comply with any such request made, such failure shall not affect the continuing obligation of the Company to afford to such Investor all of such rights.

      3.13. Audit and Compensation Committees. Unless the Majority Investors otherwise agree, the Board of Directors shall have an audit committee (the "Audit Committee"), a compensation committee (the "Compensation Committee") and a valuation committee (the "Valuation Committee"), each of which shall have three members one of whom shall be the Series B Director, at least one other of whom shall be a Disinterested Outside Director and, so long as the directors of the Company include directors designated pursuant to Section 3.1(a), one of the directors designated pursuant to Section 3.1(a). The Audit Committee will have the authority and responsibility for the selection, engagement or discharge of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the Company's systems of internal accounting controls, directing investigations in matters within the scope of its functions and performing any and all other such functions customarily performed by audit committees of public companies. The Compensation Committee will have the authority and responsibility for establishing and administering the stock, incentive and other employee benefit plans of the Company, establishing and changing the compensation of executive officers, approving or amending existing and proposed employment agreements between the Company and its executive officers and performing any and all other such functions customarily performed by compensation committees of public companies. The Valuation Committee shall have the authority and responsibilities as described in the Series B Certificate of Designation. The requirement of the Board of Directors to designate each of the Audit Committee, the Compensation Committee and the Valuation Committee as set forth in this Section 3.13 shall terminate on the earlier of the date on which (i) all of the shares of Series B Preferred Stock held by the Investors are converted into Common Stock of the Company in accordance with the terms of the Series B Certificate of Designation or (ii) the Investors no longer hold any shares of Series B Preferred Stock.

                                       IV

                              APPRAISAL PROCEDURES

      4.1. Appraisals of Fair Market Value. Any appraiser appointed pursuant to
Section 2.3 or Section 2.5 shall be a nationally recognized appraiser or investment banking firm which has substantial experience in making appraisals similar to that being made, which is not directly or indirectly affiliated with the Company or any other Person who is a party to or otherwise interested in the event resulting in the need for such appraisal and which has no interest (other than the receipt of customary fees) in such event. The fees and expenses of any appraisers appointed pursuant to Article II shall be borne by the Person or Persons by whom or on whose behalf the written statement not chosen by such appraiser was submitted and if that statement was submitted by or on behalf of the Investors, then the fees and expenses of such appraiser shall be borne by the Investors pro rata based upon the number of shares of Common Stock held by each.

      4.2. Determinations Generally. Unless otherwise expressly provided herein, all decisions and determinations required or permitted to be made hereunder by any Investor, by the Majority Investors, by any Shareholder or by the Majority Shareholders (including any decision as to whether to give any consent or approval) shall be made by such Person or Persons in its or their sole discretion. Any notice, consent, approval or other decision by or on behalf of the Majority Investors or the Majority Shareholders required or permitted by this Agreement shall be effective if expressed in a writing which is either (i) executed by the Majority Investors or the Majority Shareholders, as the case may be, or (ii) executed by the Investor Representative or the Shareholder Representative, as the case may be, in which case the other parties may assume that the Investor Representative or the Shareholder Representative, as the case may be, has the power and authority to do so and may rely conclusively on such writing as expressing the action of the Majority Investors or the Majority Shareholders, as the case may be. No Investor Representative or former Investor Representative shall be liable, in damages or otherwise, to the Company or any of its Affiliates, stockholders, Directors, officers, employees or agents, to any Stockholder, to any other Person except the Investors, for or by reason of any act or failure to act in its capacity as Investor Representative. No Investor Representative or former Investor Representative shall be liable, in damages or otherwise, to any Investor for any act or failure to act in its capacity as Investor Representative unless such act or failure to act was not within the scope of the authority or discretion conferred on the Investor Representative by this Agreement and constituted willful misconduct, and each Investor Representative and former Investor Representative shall in any event be fully protected with respect to any act or failure to act authorized, approved or ratified by the Majority Investors. No Shareholder Representative or former Shareholder Representative shall be liable in damages, or otherwise to the Company or any of its Affiliates, stockholders, Directors, officers, employees or agents, to any Investor or to any other Person except the Shareholders, for or by reason of any act or failure to act in its capacity as Shareholder Representative. No Shareholder Representative or former Shareholder Representative shall be liable in damages, or otherwise to any Shareholder for any act or failure to act in its capacity as Shareholder Representative unless such act or failure to act was not within the scope of the authority or discretion conferred on the Shareholder Representative by this Agreement and constituted willful misconduct, and each Shareholder Representative and former Shareholder Representative shall in any event be fully protected with respect to any act or failure to act authorized, approved or ratified by the Majority Shareholders.

                                        V

                                  MISCELLANEOUS

      5.1. Legends.

      (a) Each certificate or other instrument representing any Common Stock or Rights held at any time or from time to time by any Shareholder shall bear the following legend, in addition to any other legend required under applicable law or by contract:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED SEPTEMBER 25, 1996, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY SUCH AGREEMENT AND ANY SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION MAY BE MADE ONLY UPON COMPLIANCE THEREWITH. SUCH AGREEMENT ALSO CONTAINS PROVISIONS RELATING TO THE EXERCISE OF CERTAIN VOTING AND CONSENT RIGHTS, IF ANY, OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE."

      (b) The Company shall not, and shall direct each registrar and transfer agent of the Company not to, register any Disposition of any Common Stock or Rights by any Shareholder which is not made in compliance with Article II,
Section 5.2 and the other applicable provisions of this Agreement.

      5.2. Binding Effect; Assignability.

      (a) This Agreement and all of the provisions hereof including the exhibits hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors, administrators and heirs; provided that, except as otherwise specifically permitted or required pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or any Shareholder without the prior written consent of the Majority Investors.

      5.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company, the Majority Investors and the Majority Shareholders.

      5.4. Governing Law. This Agreement and the validity, interpretation and performance of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the provisions thereof relating to choice or conflict of laws, except to the extent that the laws of the jurisdiction of incorporation of the Company shall be mandatorily applicable.

      5.5. Interpretation. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

      5.6. Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipient at: (i) in the case of any Investor or any Shareholder, to the Investor Representative or the Shareholder Representative, as the case may be, at such address as such Investor Representative or Shareholder Representative, as the case may be, may from time to time specify by written notice to the Company; and (ii) in the case of the Company, to the Company at its principal office at 9531 West 78th Street, Minneapolis, Minnesota, 55344, or at such changed address as the Company may from time to time specify in writing to the Investor Representative and the Shareholder Representative. Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent; and (4) if delivered by hand, on the date of delivery.

      5.7. No Implied Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

      5.8. Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement of the parties with respect to the specific subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such specific subject matter.

      5.9. Inspection. Copies of this Agreement will be available for inspection or copying by any stockholder of the Company at the offices of the Company through the secretary of the Company.

      5.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      5.11. Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      5.12. Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by contract, any Investor shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act by the Company or any Shareholder which would result in a violation of, any of the terms or provisions of any of the Company's or such Shareholder's covenants, agreements or obligations hereunder, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party would otherwise have pursuant to any other Transaction Document, at law, in equity, by statute or otherwise.

      5.13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail to decline to do so, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision. To the extent that any provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

      5.14. Rights and Obligations Several, Not Joint. No Investor or Stockholder shall have any obligation or liability with respect to any other Investor's or Shareholder's liabilities or obligations hereunder, and each Investor and each Shareholder shall be separately and independently entitled to rely on the representations and warranties of each other party made to the Investors or such Investor or the Shareholders or such Shareholder in this Agreement to the benefit of all agreements, covenants, obligations and commitments of each other party made with or to the Investors or such Investor or the Shareholders or such Shareholder or herein.

      5.15. Consent to Jurisdiction; Service of Process. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State or Federal court sitting in New York City (and of any appellate court to which an appeal of any judgment, order, decree or decision of any such court may be taken) in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment rendered in any such suit, action or proceeding, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court, including any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (iii) waives all rights to a trial by jury in any such suit, action or proceeding,
(iv) waives personal service of any summons, complaint or other process by any means, manner or method other than in the manner provided for the giving of notices to such party in Section 5.6, and agrees that any process served upon such party in such manner provided for in Section 5.6 shall have the same validity and legal force and effect as if served upon such party personally within the State of New York and (iv) if any such party at any time is not a resident of the State of New York, agrees to appoint and maintain the appointment of an agent in the State of New York as such party's agent for service and acceptance of legal process in connection with any such action, suit or proceeding with the same validity and legal force and effect as if served upon such party personally within the State of New York, and to notify promptly each other such party of the name and address of such agent.

      5.16. Facsimile Signatures. This Agreement may be executed by facsimile signatures.

      5.17. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, and in any action or proceeding otherwise arising under or with respect to this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      5.18. Termination of Agreement. Unless otherwise set forth in this Agreement, the rights and obligations of the parties set forth in Article III shall terminate on the earlier of the date on which (i) all of the shares of Series B Preferred Stock held by the Investors are converted into Common Stock of the Company in accordance with the terms of the Series B Certificate of Designation or (ii) the Investors no longer hold any shares of Series B Preferred Stock and the remaining provisions of the Agreement shall terminate with respect to any Investor or any Shareholder if such party shall cease to own any shares of Common Stock, any shares of Series B Preferred Stock or any Qualifying Rights (as such term is defined in the Preemptive Rights Agreement); provided, however, that any obligations incurred by such party prior to the termination of this Agreement pursuant to this subsection shall continue.

      IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.

                                    THE MENTUS GROUP, INC.


                                    By:
                                        Name:
                                        Title:



                                        Gerard P. Joyce



                                        Thomas P. Pugliese


                                    21ST CENTURY COMMUNICATIONS T-E
                                    PARTNERS, L.P.

                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL
                                        MANAGEMENT, General Partner

                                    By: MJM MEDIA CORP., a General Partner

                                    By:
                                        Michael J. Marocco
                                        President

                                    21ST CENTURY COMMUNICATIONS PARTNERS, L.P.


                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL
                                        MANAGEMENT, General Partner

                                    By: MJM MEDIA CORP., a General Partner

                                    By:
                                        Michael J. Marocco
                                        President

                                    21ST CENTURY COMMUNICATIONS
                                    FOREIGN PARTNERS, L.P.

                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL
                                        MANAGEMENT, General Partner

                                    By: MJM MEDIA CORP., a General Partner

                                    By:

                                        Michael J. Marocco
                                        President


                 [Signature page to the Stockholders' Agreement]


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

                                   Schedule I

                         Initial Investors and Addresses

                                                    Covered Securities
                                                    ------------------

                                                   Series A         Series B
Name and Address               Common Stock    Preferred Stock   Preferred Stock

21st Century Communications          0                0              44,028
Partners, L.P.
General Motors Building
767 Fifth Avenue
New York, NY 10153
Attn: Hannah Stone

21st Century Communications          0                0              14,980
T-E Partners, L.P.
General Motors Building
767 Fifth Avenue
New York, NY 10153
Attn: Hannah Stone

21st Century Communications          0                0               5,927
Foreign Partners, L.P.
General Motors Building
767 Fifth Avenue
New York, NY 10153
Attn: Hannah Stone

                                   Schedule II

          Initial Stockholders, Covered Securities Owned and Addresses

                                                  Covered Securities
                                                  ------------------

                                                 Series A           Series B
Name and Address           Common Stock      Preferred Stock     Preferred Stock

Gerald P. Joyce                [___]              [___]               [__]
The Mentus Group, Inc.
9531 West 78th Street
Minneapolis, MN 55344

Thomas M. Pugliese             [___]              [___]               [___]
The Mentus Group, Inc.
9531 West 78th Street
Minneapolis, MN 55344

[Stephen Adams]

[John Strauss]


                                       39